UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2005

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective September 26, 2005, DHI Mortgage Company, Ltd. ( " DHI Mortgage " ), a subsidiary of D.R. Horton, Inc., entered into a fourth amendment (the " Fourth Amendment ") to the Amended and Restated Credit Agreement (the " Credit Facility ") with U.S. Bank National Association and the other lenders listed thereon. The primary purpose of the Fourth Amendment is to temporarily increase the capacity available under the Credit Facility from $450 million (which includes the initial capacity of $300 million plus the $150 million available under the accordion feature) to $600 million. The temporary capacity increase from $450 million to $600 million will be available during the period from September 26, 2005 until October 26, 2005, then for the period from October 27, 2005 to October 31, 2005, the capacity available will return to $450 million, and then from October 31, 2005 and after, the capacity will return to $300 million, subject to increase to $450 million should the Company decide to exercise the $150 million accordion feature. The Credit Facility is secured by certain mortgage loans held for sale and is not guaranteed by D.R. Horton, Inc. or any of the guarantors of the Senior and Senior Subordinated Notes of D.R. Horton, Inc. DHI Mortgage pays interest on the outstanding balance under the Credit Facility at a per annum rate equal to the average daily LIBOR rate plus an applicable margin. The Fourth Amendment will be filed as an exhibit to the Form 10-K of D.R. Horton, Inc. for the year ended September 30, 2005.

Effective September 26, 2005, CH Funding LLC ( " CH Funding " ), a subsidiary of D.R. Horton, Inc., entered into an Eighth Omnibus Amendment (the "Eighth Amendment ") to that certain Master Repurchase Agreement, dated July 9, 2002, (the " CP Facility "), as amended. The parties to the Eighth Amendment are CH Funding, a borrower, Atlantic Asset Securitization Corp., an issuer, La Fayette Asset Securitization LLC, an issuer, Falcon Asset Securitization Corporation, an issuer, Calyon New York Branch (successor in interest to Credit Lyonnais New York Branch) the administrative agent, a bank and as a managing agent, U.S. Bank National Association, the collateral agent, Lloyds TSB Bank PLC, a banking corporation organized under the laws of England, a bank, and DHI Mortgage Company, Ltd., a subsidiary of D.R. Horton, Inc. and formerly known as CH Mortgage Company, Ltd., the servicer. The primary purpose of the Eighth Amendment is to temporarily increase the capacity available under the CP Facility from $500 million to $600 million for the period from September 26, 2005 through November 10, 2005 and then return the capacity available to $500 million after November 10, 2005. The CP Facility is not guaranteed by D.R. Horton, Inc. or any of the guarantors of the Senior and Senior Subordinated Notes of D.R. Horton, Inc. Borrowings under the CP Facility are secured by certain mortgage loans held for sale. The mortgage loans pledged to secure the CP Facility are used as collateral for asset backed commercial paper issued by multi-seller conduits in the commercial paper market. The Eighth Amendment will be filed as an exhibit to the Form 10-K of D.R. Horton, Inc. for the year ended September 30, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 " Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

September 26, 2005	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President and Chief Financial Officer